                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

MEDIA CONTACT:  Tina Farrington, 419-784-2549, rfcmkt@rurban.net
INVESTOR CONTACT: Sandra Stockhorst, 419-784-4023, rfcinv@rurban.net

                         RURBAN FINANCIAL CORP. REPORTS
                           FIRST QUARTER 2003 EARNINGS

DEFIANCE, Ohio, April 28, 2003/PRNewswire-FirstCall/ -- Rurban Financial Corp. (Nasdaq: RBNF - News; "Rurban"), a leading provider of full-service banking, investment management, trust services and bank data processing, reported earnings for first quarter 2003 of $5.3 million, or $1.17 per diluted share, compared with $206,000 or $0.05 per diluted share, for the first quarter of 2002.

Kenneth A. Joyce, President and Chief Executive Officer of Rurban stated, "We are on target with our rebuilding efforts for the Corporation, as reflected in our first quarter 2003 earnings. During the first quarter we completed our sale of the Wood and Sandusky County branches located in Pemberville, Gibsonburg and the Otterbein-Portage Valley Retirement Village, and recognized a pre tax gain of approximately $8 million on these transactions." Joyce added, "We also anticipate completing the sale of the remaining RFC Banking Company branches during the second quarter of this year. These events were critical components of our action plan to return Rurban to reasonable profitability levels, strengthen capital and position the Corporation to be able to reinstate our dividends as soon as practicable."

Joyce cautioned, "The economic and geopolitical environments continue to provide a level of uncertainty in our markets. We will be challenged to realize improvements in loan growth and overall credit quality until the economy begins to turn."

Net interest income

Net interest income was $4.9 million for the first quarter of 2003, compared with $5.2 million for the fourth quarter of 2002 and $6.2 million for the first quarter of 2002. The decline in net interest income, for each period, was a result of a lower level of average earning assets, declining market rates, a higher level of non-accrual loans and increased balance sheet liquidity as the Corporation focused on strengthening its risk based capital ratios.

Non-interest income

Excluding the gain on the sale of RFC Banking Company branches, loan sales and securities transactions, non-interest income rose 13% and totaled almost $3.8 million for the first quarter of 2003 compared with the same period a year ago and rose 4% compared with the fourth quarter of 2002. On a linked first quarter basis, RDSI data processing fees were up 28%, loan servicing fees rose 11% and customer service fees increased 5%. These increases more than offset the reduction in trust fees of 6%, which resulted primarily from a decrease in the stock market value of assets managed, and the other income category which fell almost 27%. The drop in other income was mainly attributable to the loss of accident and health insurance premium income associated with a reduction in new loan production during the first quarter of 2003 compared with the same period last year.

Compared with the fourth quarter of 2002, total non-interest income improved by almost 4%, excluding the gains on branch sales, loan sales and securities transactions. Trust fees increased 32% from the fourth quarter reflecting the strongest eight day gain in the stock market, from March 12th to March 21st, in over one hundred years. Other income also rose by almost 55 percent principally as a result of gain recognized on the disposition of a repossessed asset.

Non-interest expense

Non-interest expense levels totaled $7.7 million for the first quarter of 2003 compared with $7.2 million in the same period a year ago, an increase of almost seven percent. Although salary and benefit expenses were down slightly on a comparable basis, offsetting this decline were the additional expenses associated with the acquisitions made in 2002 which primarily impacted the net occupancy, equipment, professional fees and postage and delivery expense categories. Compared with the fourth quarter of 2002, non-interest expense levels were down over two percent in the first quarter of 2003. Expense reductions were accomplished in most expense categories as the Corporation continues to focus on managing and controlling non-interest expense levels relative to declining asset volumes.

Joyce continued, "We have become a more focused organization as we continue to work through the problems that were identified during last year. We believe that our continued efforts will increase shareholder value as we rebuild and strengthen the Corporation during this year and position ourselves to capitalize on opportunities as they present themselves in 2004. Our resolve is firm and our commitment to increasing shareholder value is strong."

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly held bank holding company based in Defiance, Ohio and is located on the Internet at http://www.rurbanfinancial.net. Rurban's common stock is quoted on the Nasdaq National Market System under the symbol RBNF.

The Company currently has 10,000,000 shares of stock authorized and 4,565,721 shares outstanding. The investment banking firms of McDonald & Co. Securities Inc. (Trident Securities Division), Sweney Cartwright and Co., and Friedman, Billings, Ramsey Group, Inc. are the primary market makers for these shares.

Rurban's wholly owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFC Banking Company which consists of The Peoples Banking Company and The First Bank of Ottawa. The banks offer a full range of financial services through their offices in the Northern Ohio counties of Defiance, Paulding, Fulton, Hancock, and Putnam. Reliance Financial Services offers a diversified array of trust and financial services to customers nationwide. RDSI provides data processing services to community banks in Ohio, Michigan and Indiana.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING INFORMATION

         Certain statements within this document which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

         Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
March 31, 2003 and December 31, 2002

                                                                           March            December
                                                                           2003               2002
                                                                       -------------      -------------
ASSETS
Cash and due from banks                                                $  21,589,334      $  37,018,337
Interest-earning deposits in other financial institutions                    310,000            260,000
Federal funds sold                                                        59,350,000         14,000,000
Securities available for sale                                             99,097,514        115,108,762
Loans held for sale                                                       79,787,224         63,536,309
Loans
       Commercial                                                        250,616,220        321,726,300
       Residential first mortgage                                         53,879,447         84,431,599
       Consumer                                                           61,707,980         81,647,857
                                                                       -------------      -------------
            Total loans                                                  366,203,647        487,805,756
       Deferred loan fees, net                                              (273,756)          (331,130)
       Allowance for loan losses                                         (13,491,372)       (17,693,841)
                                                                       -------------      -------------
            Net loans                                                    352,438,519        469,780,785
Premises and equipment, net                                               13,732,992         14,695,613
Federal Reserve and Federal Home Loan Bank Stock                           3,697,100          3,665,900
Foreclosed assets held for sale, net                                       2,009,790          1,960,276
Accrued interest receivable                                                2,649,869          3,966,721
Deferred income taxes                                                      5,397,313          5,495,812
Goodwill                                                                   2,249,246          2,323,643
Core deposits and other intangibles                                          737,620            770,777
Other assets                                                               3,317,729          9,733,744
                                                                       -------------      -------------
            Total assets                                               $ 646,364,250      $ 742,316,679
                                                                       =============      =============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
       Deposits
            Demand                                                     $  35,141,128      $  46,114,153
            Savings, NOW and money market                                110,134,983        117,738,013
            Time                                                         225,658,046        404,007,515
                                                                       -------------      -------------
                 Total deposits                                          370,934,157        567,859,681
       Deposits held for sale                                            166,064,199         68,175,660
       Federal funds purchased                                                     0                  0
       Notes payable                                                       5,499,999          6,000,000
       Advances from Federal Home Loan Bank                               46,000,000         47,850,000
       Trust preferred securities                                         10,000,000         10,000,000
       Accrued interest payable                                            2,903,799          2,971,448
       Other liabilities                                                   3,310,588          3,077,558
                                                                       -------------      -------------
                 Total liabilities                                       604,712,742        705,934,347

Shareholders' Equity
       Common stock:  stated value $2.50 per share;
         shares authorized:  10,000,000; shares issued: 4,575,702;
         shares outstanding:  2003 - 4,565,721; 2002 - 4,565,721          11,439,255         11,439,255
       Additional paid-in capital                                         11,009,733         11,009,733
       Retained earnings                                                  19,203,843         13,904,212
       Accumulated other comprehensive income (loss),
         net of tax of $306,587 in 2003 and $342,530 in 2002                 595,138            664,911
       Unearned ESOP shares                                                 (281,447)          (320,765)
       Treasury stock                                                       (315,014)          (315,014)
                                                                       -------------      -------------
                 Total shareholders' equity                               41,651,508         36,382,332
                                                                       -------------      -------------
            Total liabilities and shareholders' equity                 $ 646,364,250      $ 742,316,679
                                                                       =============      =============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The First Quarter Ended March 31, 2003 and 2002

                                                  First Quarter   First Quarter
                                                      2003             2002
                                                  ------------     ------------
Interest income
      Loans                                       $  8,790,024     $ 11,284,125
      Taxable                                          811,477        1,351,698
      Tax-exempt                                        39,925          103,476
      Other                                            101,023           13,404
                                                  ------------     ------------
          Total interest income                      9,742,449       12,752,703

Interest expense
      Deposits                                       3,839,800        5,454,468
      Short-term borrowings                             93,764          119,403
      Federal Home Loan Bank advances                  653,502          718,761
      Trust preferred securities                       265,000          265,000
                                                  ------------     ------------
          Total interest expense                     4,852,066        6,557,632
                                                  ------------     ------------
NET INTEREST INCOME                                  4,890,383        6,195,071

      Provision for loan losses                      1,194,000        2,132,000
                                                  ------------     ------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                    3,696,383        4,063,071

Noninterest income
      Data service fees                              2,223,184        1,738,864
      Trust fees                                       671,502          712,882
      Customer service fees                            636,256          608,263
      Net gain on sales of loans                       151,412          129,688
      Net realized gains (losses) on sales of
         available-for-sale securities                  26,533          (80,706)
      Loan servicing fees                              117,453          105,614
      Gain (loss) on sale of assets                  8,035,912            1,627
      Other income                                     133,153          182,154
                                                  ------------     ------------
          Total noninterest income                  11,995,405        3,398,386

Noninterest expense
      Salaries and employee benefits                 3,814,914        3,867,691
      Net occupancy expense                            396,354          306,931
      Equipment expense                              1,059,154          882,531
      Data processing fees                              89,687          131,607
      Professional fees                                774,662          642,403
      Marketing expense                                100,854          108,817
      Printing and office supplies                     165,137          187,453
      Telephone and communication                      197,511          197,511
      Postage and delivery expense                     191,074          154,073
      State, local and other taxes                     158,399          160,335
      Other expenses                                   721,739          550,990
                                                  ------------     ------------
          Total noninterest expense                  7,669,485        7,190,342
                                                  ------------     ------------
INCOME BEFORE INCOME TAX EXPENSE                     8,022,303          271,115
      Income tax expense                             2,722,672           64,566
                                                  ------------     ------------
NET INCOME                                        $  5,299,631     $    206,549
                                                  ============     ============
Earnings per common share:
      Basic                                       $       1.17     $       0.05
                                                  ============     ============
      Diluted                                     $       1.17     $       0.05
                                                  ============     ============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The First Quarter Ended March 31, 2003 and Fourth Quarter 2002

                                                  First Quarter   Fourth Quarter
                                                      2003             2002
                                                  ------------     ------------
Interest income
      Loans                                       $  8,790,024     $  9,708,839
      Taxable                                          811,477        1,026,850
      Tax-exempt                                        39,925           52,065
      Other                                            101,023          142,170
                                                  ------------     ------------
          Total interest income                      9,742,449       10,929,924

Interest expense
      Deposits                                       3,839,800        4,602,339
      Short-term borrowings                             93,764          122,058
      Federal Home Loan Bank advances                  653,502          711,588
      Trust preferred securities                       265,000          270,744
                                                  ------------     ------------
          Total interest expense                     4,852,066        5,706,729
                                                  ------------     ------------

NET INTEREST INCOME                                  4,890,383        5,223,195
      Provision for loan losses                      1,194,000       11,539,583
                                                  ------------     ------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                    3,696,383       (6,316,388)

Noninterest income
      Data service fees                              2,223,184        2,195,029
      Trust fees                                       671,502          507,104
      Customer service fees                            636,256          693,164
      Net gain on sales of loans                       151,412          399,306
      Net realized gains (losses) on sales of
         available-for-sale securities                  26,533          848,575
      Loan servicing fees                              117,453          143,227
      Gain (loss) on sale of assets                  8,035,912          (64,270)
      Other income                                     133,153           85,820
                                                  ------------     ------------
          Total noninterest income                  11,995,405        4,807,955

Noninterest expense
      Salaries and employee benefits                 3,814,914        3,996,740
      Net occupancy expense                            396,354          330,906
      Equipment expense                              1,059,154        1,106,533
      Data processing fees                              89,687          105,530
      Professional fees                                774,662          862,564
      Marketing expense                                100,854          122,696
      Printing and office supplies                     165,137          195,093
      Telephone and communication                      197,511          206,385
      Postage and delivery expense                     191,074          156,110
      State, local and other taxes                     158,399          229,215
      Other expenses                                   721,739          535,933
                                                  ------------     ------------
          Total noninterest expense                  7,669,485        7,847,705
                                                  ------------     ------------
INCOME BEFORE INCOME TAX EXPENSE                     8,022,303       (9,356,139)
      Income tax expense                             2,722,672       (3,206,530)
                                                  ------------     ------------
NET INCOME                                        $  5,299,631     $ (6,149,609)
                                                  ============     ============
Earnings per common share:
      Basic                                       $       1.17     $      (1.35)
                                                  ============     ============
      Diluted                                     $       1.17     $      (1.35)
                                                  ============     ============